As filed with the Securities and Exchange Commission on Commission on November 15, 1996
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                       NUEVO ENERGY COMPANY     DELAWARE

                        NUEVO FINANCING I       DELAWARE

        (Exact name of registrant as     (State or other jurisdiction of
         specified in its charter)       incorporation or organization)

                                    76-0304436

                               TO BE APPLIED FOR

                                (I.R.S. Employer
                              Identification No.)

                 1331 LAMAR, SUITE 1650, HOUSTON, TEXAS  77010
                           TELEPHONE: (713) 652-0706
          (Address, including zip code, and telephone number including area code, of registrant's principal executive offices)

                                 ROBERT M. KING
                 1331 LAMAR, SUITE 1650, HOUSTON, TEXAS  77010
                           TELEPHONE: (713) 652-0706
            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)

                              -------------------

                                    Copy to:
                            BUTLER & BINION, L.L.P.
                        1600 FIRST INTERSTATE BANK PLAZA
                             HOUSTON, TEXAS  77002
                        ATTN:  GEORGE G. YOUNG III, ESQ.
                           TELEPHONE:  (713) 237-3111
                           TELECOPY:  (713) 237-3202

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: FROM TIME TO TIME AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

          If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
         TITLE OF EACH CLASS OF                  AMOUNT                 PROPOSED MAXI-             PROPOSED MAXI-     AMOUNT OF
            SECURITIES TO BE                     TO BE            MUM OFFERING PRICE PER UNIT      MUM AGGREGATE     REGISTRATION
             REGISTERED(1)                     REGISTERED                                          OFFERING PRICE        FEE
---------------------------------------------------------------------------------------------------------------------------------
PRIMARY OFFERING:
---------------------------------------------------------------------------------------------------------------------------------
Trust Preferred Securities of Nuevo
 Financing I ("Financing")
Debt Securities of Nuevo Energy Company
 ("Nuevo")
Guarantee of Trust Preferred Securities
 of Financing by Nuevo and certain backup
 undertakings (4)
Preferred Shares, par value $1.00 of
 Nuevo
Common Stock, par value $0.01 of Nuevo
Warrants of Nuevo                              (1)(3)                     (1)(2)(3)                 $150,000,000(1)(2)    $45,455.00

-----------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
SECONDARY OFFERING:
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share    2,138,605 shares                         $52.25(5)   $  111,742,112        $33,862
=================================================================================================================================

(1) In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies or in amounts determined by reference to an index. Such amount represents the aggregate offering price of the Trust Preferred Securities of Nuevo Financing I and the Debt Securities, Preferred Stock, Common Stock, Warrants to Purchase Debt Securities and Warrants to Purchase Equity Securities of Nuevo Energy Company and the exercise price of any Securities issuable upon exercise of Warrants of Nuevo Energy Company. Subordinated Debt Securities of Nuevo Energy Company may be issued and sold to Nuevo Financing I, in which event such Subordinated Debt Securities may later be distributed to the holders of Trust Preferred Securities.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(3) Includes such indeterminate number of shares of Preferred Stock and Common Stock and liquidation amount of trust Preferred Securities as may be issued upon conversion or exchange for any Debt Securities or Preferred Stock that provide for conversion or exchange into other securities and such indeterminate number of shares of Common Stock as may be issued upon conversion of Trust Preferred Securities. No separate consideration will be received for the Preferred Stock or Common Stock issuable upon conversion of or in exchange for such other securities.

(4) No separate consideration will be received for the Guarantee. The Guarantee includes the rights of holders of the Trust Preferred Securities under the Guarantee and certain back-up undertakings, comprised of obligations of Nuevo Energy Company under the Subordinated Indenture and Supplemental Indentures thereto and under the Declarations of Trust of Nuevo Financing I, each as described in the Registration Statement.

(5) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low sales prices reported on the New York Stock Exchange Composite Tape on November 14, 1996.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

===============================================================================

                 SUBJECT TO COMPLETION DATED NOVEMBER 15, 1996

Prospectus

NUEVO ENERGY COMPANY

Debt Securities, Preferred Stock,
Common Stock and Warrants

NUEVO FINANCING I

Trust Preferred Securities Fully and Unconditionally Guaranteed by Nuevo Energy Company

Nuevo Energy Company ("Nuevo" or the "Company") may offer and issue from time to time, together or separately, (i) its debt securities (the "Debt Securities"), which may be senior or senior subordinated debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities"), consisting of notes, debentures or other secured or unsecured evidences of indebtedness in one or more series; (ii) its preferred shares, $1.00 par value per share (the "Preferred Stock"); and (iii) warrants to purchase Debt Securities or Preferred Stock or Common Stock or any combination thereof, as shall be designated by the Company at the time of the offering (the "Warrants") in amounts, at prices and on terms to be determined at the time of the offering. Any shares of its common stock, $.01 par value per share ("Common Stock"), issued by Nuevo hereunder will be issued only upon conversion of, or in exchange for, other securities, and no Common Stock will be issued by Nuevo in a primary offering. Certain Selling Stockholders identified under "Selling Stockholders" herein may sell up to 2,138,605 shares of Common Stock, in amounts, at prices and on terms to be determined at the time of the offering.

Nuevo Financing I (the "Nuevo Trust"), a statutory business trust created under the laws of the State of Delaware, may offer, from time to time, preferred securities, representing undivided beneficial interests in the assets of the Nuevo Trust ("Trust Preferred Securities"). Trust Preferred Securities may also be issuable upon exchange for shares of Preferred Stock issued by the Company. The payment of periodic cash distributions ("distributions") with respect to Trust Preferred Securities out of moneys held by the Nuevo Trust, and payment on liquidation, redemption or otherwise with respect to such Trust Preferred Securities, will be guaranteed by the Company to the extent described herein (the "Trust Preferred Securities Guarantee"). See "Description Of Trust Preferred Securities Guarantee." The Company's obligations under the Trust Preferred Securities Guarantee will be subordinate and junior in right to all other liabilities of the Company and rank pari passu with the most senior preferred stock, if any, issued from time to time by the Company. A series of Subordinated Debt Securities may be issued and sold to the Nuevo Trust, or a trustee of the Nuevo Trust, in connection with the investment of the proceeds from the offering of Trust Preferred Securities and Trust Common Securities (as defined herein, together the "Trust Securities") of the Nuevo Trust. The Subordinated Debt Securities purchased by the Nuevo Trust may be subsequently distributed pro rata to holders of Trust Preferred Securities and Trust Common Securities in connection with the dissolution of the Nuevo Trust upon the occurrence of certain events as may be described in an accompanying supplement to this Prospectus (a "Prospectus Supplement"). The Trust Preferred Securities Guarantee, when taken together with the Company's other obligations under the Subordinated Debt Securities, the Indenture related thereto and the Declaration (as defined below), including its obligations to pay costs, expenses, debts and liabilities of the Nuevo Trust (other than with respect to the Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Trust Preferred Securities. The Debt Securities, Preferred Stock, Common Stock, Warrants, Trust Preferred Securities and Trust Preferred Securities Guarantees are collectively called the "Securities."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

_____________, 1996

The Securities to be sold by the Company and/or the Nuevo Trust may be offered as separate series or issuances at an aggregate initial public offering price not to exceed $150,000,000 or, if applicable, the equivalent thereof in one or more foreign currencies, currency units, composite currencies or in amounts determined by reference to an index as shall be designated by the Company, in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and set forth in the applicable Prospectus Supplement. The Prospectus Supplement relating to any series of Securities will contain information concerning United States federal income tax considerations, if applicable.

Unless otherwise specified in a Prospectus Supplement, the Senior Debt Securities, when issued, will be unsecured and will rank on a parity with all other unsubordinated indebtedness of the Company or, alternatively, will rank on a parity with all other senior subordinated indebtedness of the Company. The Subordinated Debt Securities, when issued, will be subordinated in right of payment to all Senior Indebtedness (as hereinafter defined) of the Company including any Senior Debt Securities. If the Debt Securities are secured, the security, which may consist of oil and gas properties or other assets owned by the Company, and any related mortgage will be described in the Prospectus Supplement.

Certain specific terms of the particular Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement, including, where applicable, (i) in the case of Debt Securities, the title, aggregate principal amount, denominations, maturity, subordination terms, if any, any interest rate (which may be fixed or variable) and time of payment of any interest, the right of the Company, if any, to defer payment of interest on the Debt Securities and the maximum length of such deferral period, any terms for redemption at the option of the Company or the holder, any terms for sinking fund payments, any terms for conversion or exchange into other Securities, currency or currencies of denomination and payment, if other than U.S. dollars, any security applicable to Debt Securities which are secured, any listing on a securities exchange and any other terms in connection with the offering and sale of the Debt Securities in respect of which this Prospectus is delivered, as well as the initial public offering price; (ii) in the case of Trust Preferred Securities, the designation and number, liquidation preference per Trust Preferred Security, initial public offering price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, terms for any conversion or exchange into other Securities, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Trust Preferred Securities and the terms upon which the proceeds of the sale of the Trust Preferred Securities shall be used to purchase a specific series of Subordinated Debt Securities of the Company, (iii) in the case of Preferred Stock, the specific title, the aggregate amount, any dividend (including the method of calculating payment of dividends), seniority, liquidation, redemption, voting and other rights, any terms for any conversion or exchange into other Securities, including Trust Preferred Securities, any listing on a securities exchange, the initial public offering price and any other terms; and (iv) in the case of Common Stock, the number of shares of Common Stock, the identity of the Selling Stockholder and the terms of offering thereof.

The Company's Common Stock is listed on the New York Stock Exchange, Inc. (the "New York Stock Exchange") under the symbol "NEV." Any Common Stock sold by a Selling Stockholder pursuant to a Prospectus Supplement will be listed on such exchange. Any shares of Common Stock issuable upon conversion of any Trust Preferred Securities, Debt Securities or Preferred Stock will also be listed on such exchange, subject to official notice of issuance.

The Company, the Selling Stockholders and/or the Nuevo Trust may sell the Securities directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. See "Plan Of Distribution." If agents of the Company, the Selling Stockholders and/or the Nuevo Trust or any dealers or underwriters are involved in the sale of the Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters and any applicable commissions or discounts will be set forth in or may be calculated from the Prospectus Supplement with respect to such Securities. The net proceeds to the Company from such sale also will be set forth in the applicable Prospectus Supplement.

This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

IN CONNECTION WITH AN UNDERWRITTEN OFFERING, THE UNDERWRITERS FOR SUCH OFFERING MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, THE OVER-THE-COUNTER MARKET

OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, any accompanying Prospectus Supplement or the documents incorporated or deemed incorporated by reference herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the Nuevo Trust or by any underwriter, agent or dealer. This Prospectus and any Prospectus Supplement shall not constitute an offer to sell or a solicitation of an offer to buy any of the Securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus and any Prospectus Supplement nor any sale made thereunder shall, under any circumstances, create any implication that the information therein is correct as of any time subsequent to the date thereof.


                             AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Citicorp Center, 500 West Madison, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. The Company's Common Stock is listed on the New York Stock Exchange. Reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

The Company and the Nuevo Trust have filed a registration statement on Form S-3 (together with all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and the exhibits filed as part thereof. Statements contained herein are qualified in their entirety by reference to the Registration Statement and such exhibits.

No separate financial statements of the Nuevo Trust have been included herein. The Company does not consider that such financial statements would be material to holders of the Trust Preferred Securities because (i) all of the voting securities of the Nuevo Trust will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Nuevo Trust has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Nuevo Trust and investing the proceeds thereof in Subordinated Debt Securities issued by the Company, and (iii) the Company's obligations described herein and in any accompanying Prospectus Supplement under the Declaration of the Nuevo Trust, the guarantee issued with respect to Trust Preferred Securities issued by that Trust, the Subordinated Debt Securities purchased by that Trust and the related Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Trust Preferred Securities. See "Description Of Debt Securities" and "Description Of Trust Preferred Securities Guarantees."

The Nuevo Trust is not currently subject to the information reporting requirements of the Exchange Act. The Nuevo Trust will become subject to such requirements upon the effectiveness of the Registration Statement, although it intends to seek and expects to receive exemptions therefrom.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996, June 30, 1996, and September 30, 1996, respectively; the Company's Current Report on Form 8-K dated April 9, 1996; the description of the Common Stock contained in the Registration Statement on Form 8-A declared effective by the Commission on May 15, 1990; and all other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (File No. 1-10537) subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities are incorporated herein by reference. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Nuevo Energy Company, 1331 Lamar, Suite 1650, Houston, Texas 77010, Attention: Corporate Secretary, telephone number (713) 652-0706.

                                  THE COMPANY

Nuevo is a Houston, Texas based company engaged in the exploitation, exploration and acquisition of crude oil and natural gas properties. The Company's properties are located domestically onshore and offshore California, in East Texas and the onshore Gulf Coast region, and internationally in waters offshore the Republic of Congo.

                                THE NUEVO TRUST

Nuevo Financing I is a statutory business trust created under Delaware law pursuant to (i) a separate declaration of trust (as amended, the "Declaration") executed by the Company, as sponsor for the trust (the "Sponsor") and the Nuevo Trustees (as defined herein) for the trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State on November 15, 1996. The Nuevo Trust exists for the exclusive purposes of (i) issuing the Trust Preferred Securities and common securities representing undivided beneficial interests in the assets of the Trust (the "Trust Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds of the Trust Securities in a specific series of Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the Trust Common Securities will be directly or indirectly owned by the Company. The Trust Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities except that upon an event of default under the Declaration, the rights of the holders of the Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities.
The Company will, directly or indirectly, acquire Trust Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Nuevo Trust. The Nuevo Trust has a term of approximately 35 years, but may earlier terminate as provided in the Declaration. The Nuevo Trust's business and affairs will be conducted by the trustees (the "Nuevo Trustees") appointed by the Company, as the direct or indirect holder of all the Trust Common Securities. Except in certain limited circumstances, the holder of the Trust Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Nuevo Trustees. The duties and obligations of the Nuevo Trustees shall be governed by the Declaration of the Nuevo Trust. A majority of the Nuevo Trustees (the "Regular Trustees") will be persons who are employees or officers of or affiliated with the Company. One Nuevo Trustee will be a financial institution which will be unaffiliated with the Company and which shall act as property trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939 , as amended (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one Nuevo Trustee will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the Nuevo Trust and the offering of Trust Securities. The payment of periodic distributions with respect to the Trust Preferred Securities out of moneys held by the Nuevo Trust, and payment on liquidation, redemption or otherwise with respect to the Trust Preferred Securities, will be guaranteed by the Company to the extent described herein. See "Description Of Trust Preferred Securities Guarantee." The Company's obligations under the Trust Preferred Securities Guarantee will be subordinate and junior in right of payment to all other liabilities of the Company and rank pari passu with the most senior preferred shares, if any, issued from time to time by the Company. The office of the Delaware Trustee for the Nuevo Trust in the State of Delaware is c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The principal place of business of the Nuevo Trust shall be c/o Nuevo Energy Company, 1331 Lamar, Suite 1650, Houston, Texas 77010.

                                USE OF PROCEEDS

Unless otherwise set forth in the applicable Prospectus Supplement, proceeds from the sale of the Securities sold by the Company will be used by the Company for general corporate purposes, which may include the repayment of existing indebtedness. Proceeds from the sale of Securities initially may be temporarily invested in short-term securities.

The Company will not receive any proceeds from the sale of any Common Stock by a Selling Stockholder.

              RATIOS OF EARNINGS TO FIXED CHARGES AND OF EARNINGS
            TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth the ratio of earnings to fixed charges for the Company for the periods indicated:


                                                  YEAR ENDED DECEMBER 31,
                                            ----------------------------------          NINE MONTHS ENDED
                                              1993        1994          1995            SEPTEMBER 30, 1996
                                            --------    --------      --------          ------------------

Ratio of earnings to fixed charges(a)...        2.2          -              1.9                 2.3
Ratio of earnings to fixed charges and
     preferred stock dividends(b)...            2.0          -              1.8                 2.2
------------------

(a) For purposes of computing the ratio of earnings to fixed charges, "earnings" are consolidated earnings (loss) from continuing before tax, exclusive of the period's undistributed equity earnings of affiliated companies, plus fixed charges. Fixed charges are comprised of interest on indebtedness, amortization of debt issuance costs and that portion of operating lease expense which is deemed to be representative of an interest factor. Earnings were insufficient by $27.2 million to cover fixed charges for the year ended December 31, 1994.

(b) In calculating the ratio of earnings to fixed charges and preferred stock dividends, fixed charges includes preferred stock dividend requirements.


                         DESCRIPTION OF DEBT SECURITIES

The Senior Debt Securities will be issued under an indenture (the "Senior Indenture") between the Company and a trustee (the "Senior Indenture Trustee"); and the Subordinated Debt Securities are to be issued under a subordinated indenture ("Subordinated Indenture") between the Company and Wilmington Trust Company, as trustee (the "Subordinated Indenture Trustee"). The Senior Indenture and the Subordinated Indenture are sometimes referred to herein collectively as the "Indentures" or, individually, as an "Indenture." The form of the Subordinated Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part or incorporated therein by reference. The Senior Indenture permits the Company and the Senior Indenture Trustee, and the Subordinated Indenture permits the Company and the Subordinated Indenture Trustee, to enter into a Supplemental Indenture to provide for the appointment of another qualifying bank or trust company to act as trustee with respect to a series of Senior Debt Securities or Subordinated Debt Securities, respectively. Any such bank or trust company so appointed will be identified in the Prospectus Supplement relating to the particular Debt Securities offered thereby (the "Offered Debt Securities"). The Senior Indenture Trustee and the Subordinated Indenture Trustee, as well as any such other bank or trust company as shall have been appointed to act with respect to a series of Offered Debt Securities, are sometimes referred to herein collectively as the "Trustees" or individually as a "Trustee."

The Debt Securities will represent unsecured general obligations of the Company, unless otherwise provided in the Prospectus Supplement, with the relative rankings indicated in the applicable Prospectus Supplement.

The following summaries of certain provisions of the Debt Securities and the Indentures do not purport to be complete and are subject to and are qualified in their entirety by reference to all the provisions of the Indenture applicable to a particular series of Offered Debt Securities (the "Applicable Indenture"), including the definitions of certain terms therein. Wherever particular Sections, Articles or defined terms of the Applicable Indenture are referred to, it is intended that such Sections, Articles or defined terms shall be incorporated herein by reference. Article and Section references used herein are references to the

Applicable Indenture or the Indentures, as the case may be. Capitalized terms not otherwise defined herein shall have the respective meanings given to them in the Applicable Indenture.

In the event Subordinated Debt Securities are issued to the Nuevo Trust or a trustee of such trust in connection with the issuance of Trust Securities by the Nuevo Trust, such Subordinated Debt Securities will be issued pursuant to the Subordinated Indenture and subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of the Nuevo Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Subordinated Debt Securities will be issued to the Nuevo Trust or a trustee of such trust in connection with the issuance of Trust Securities by the Nuevo Trust.

The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Offered Debt Securities and the extent, if any, to which such general provisions may not apply to the Offered Debt Securities will be described in the Prospectus Supplement relating to such Offered Debt Securities.

GENERAL

The Indentures do not limit the aggregate principal amount of Debt Securities that may be issued thereunder and provide that Debt Securities may be issued thereunder from time to time in one or more series. Reference is made to the Prospectus Supplement relating to the Offered Debt Securities, which shall set forth the following terms, as applicable, of the Offered Debt Securities: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the price (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Debt Securities will be issued; (4) the Person to whom any interest on the Offered Debt Securities will be payable, if other than the Person in whose name such Offered Debt Securities (or one or more Predecessor Securities) are registered on any Regular Record Date; (5) the date or dates on which the principal of the Offered Debt Securities will be payable; (6) the rate or rates per annum (which may be fixed, floating or adjustable) at which the Offered Debt Securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, the date or dates from which such interest will accrue and the dates on which such interest, if any, will be payable and the Regular Record Dates for such interest payment dates; (7) the place or places where principal of (and premium, if any) and interest, if any, on Offered Debt Securities will be payable; (8) if applicable, the price at which, the periods within which and the terms and conditions upon which the Offered Debt Securities may be redeemed at the option of the Company, pursuant to a sinking fund or otherwise; (9) if applicable, any obligation of the Company to redeem or purchase Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof (each, a "Holder"), and the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Debt Securities will be redeemed or purchased, in whole or in part; (10) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Offered Debt Securities will be issuable; (11) the currency or currencies, including composite currencies or currency units, in which payment of the principal of (or premium, if any) or interest, if any, on any of the Offered Debt Securities will be payable if other than the currency of the United States of America; (12) if the amount of payments of principal of (or premium, if any) or interest, if any, on the Offered Debt Securities may be determined with reference to one or more indices, the manner in which such amounts will be determined; (13) if the principal of (or premium, if any) or interest, if any, on any of the Offered Debt Securities of the series is to be payable, at the election of the Company or a Holder thereof, in one or more currencies, including composite currencies, or currency units other than that or those in which the Offered Debt Securities are stated to be payable, the currency, currencies, including composite currencies, or currency units in which payment of the principal of (or premium, if any) or interest, if any, on Offered Debt Securities of such series as to which such election is made will be payable, and the periods within which and the terms and conditions upon which such election is to be made; (14) the portion of the principal amount of the Offered Debt Securities, if other than the entire principal amount thereof, payable upon acceleration of maturity thereof; (15) whether all or any part of the Offered Debt Securities will be issued in the form of a permanent Global Security or Securities, as described under "Permanent Global Securities," and, if so, the depositary for, and other terms relating to, such permanent Global Security or Securities; (16) any event or events of default applicable with respect to the Offered Debt Securities in addition to those provided in the Applicable Indenture; (17) any other covenant or warranty included for the benefit of the Offered Debt Securities in addition to (and not inconsistent with) those included in the Indentures for the benefit of Debt Securities of all series, or any other covenant or warranty included for the benefit of the Offered Debt Securities in lieu of any covenant or warranty included in the Indenture for the benefit of Offered Debt Securities, or any combination of such covenants, warranties or provisions; (18) any restriction or condition on the transferability of the Offered Debt Securities; (19) if applicable, that such Offered Debt Securities, in whole or any specified part, are defeasible pursuant to the provisions of the Applicable Indenture described under "Defeasance and Covenant Defeasance"; (20) any authenticating or paying agents, registrars, conversion agents or any other agents with respect to the Offered Debt Securities; (21) designation (including whether the Offered Debt Securities are senior debt, senior subordinated debt or subordinated debt and whether such debt is convertible); (22) the terms, if any, on which such Offered Debt Securities will be subordinate to other debt of the Company; (23) any rights of the Holders thereof to convert such Offered Debt Securities into other securities or property of the Company; and (24) any other specific terms or provisions of the Offered Debt Securities not inconsistent with the Applicable Indenture. (Section 301)

Unless otherwise indicated in the Prospectus Supplement relating thereto, the Offered Debt Securities are to be issued as registered securities without coupons in denominations of $1,000 or any integral multiple of $1,000. (Section
302). No service charge will be made for any transfer or exchange of such Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)

Debt Securities may be issued under the Indentures as Original Issue Discount Debt Securities to be offered and sold at a substantial discount below their stated principal amount. Special Federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto. "Original Issue Discount Debt Security" means any security which provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of the maturity thereof upon the occurrence and continuance of an Event of Default. (Section 101)

If the Debt Securities are denominated in whole or in part in any currency other than United States dollars, if the principal of (and premium, if any) or interest, if any, on the Debt Securities is to be payable, at the election of the Company or a Holder thereof, in a currency or currencies other than that in which such Debt Securities are to be payable, or if any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of the Debt Securities, special Federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating thereto.

PAYMENT AND PAYING AGENTS

Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest payment. (Section 307)

Unless otherwise indicated in the applicable Prospectus Supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as the Company may designate for such purpose from time to time, except that, at the option of the Company, payment of any interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable Prospectus Supplement, the corporate trust office of the applicable Trustee in New York, New York will be designated as the Company's sole Paying Agent for payments with respect to Debt Securities of each series.

Any other Paying Agents initially designated by the Company for the Debt Securities of a particular series will be named in the applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each place of payment for the Debt Securities of a particular series. (Section 1002)

All moneys paid by the Company to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, and the Holder of such Debt Security thereafter may look only to the Company for payment thereof. (Section 1003)

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

Unless otherwise indicated in the Prospectus Supplement, the following provisions will apply to the Subordinated Debt Securities.

The Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company the holders of Senior Indebtedness will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Indebtedness before the holders of the Subordinated Debt Securities will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Subordinated Debt Securities. (Subordinated Indenture Section 1502)

By reason of such subordination, in the event of liquidation or insolvency, Holders of Subordinated Debt Securities may recover less, ratably, than holders of Senior Indebtedness and holders of Senior Indebtedness may recover more, ratably, than the holders of the Subordinated Debt Securities. With respect to any series of Subordinated Debt Securities, Senior Indebtedness may include Indebtedness which is senior to such Subordinated Debt Securities and subordinated to other Senior Indebtedness and obligations of the Company.

In the event of the acceleration of the maturity of any Subordinated Debt Securities, the holders of all Senior Indebtedness (including any Senior Subordinated Indebtedness) outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the Holders of Subordinated Debt Securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the Subordinated Debt Securities. (Subordinated Indenture Section 1503)

No payments on account of principal (or premium, if any) or interest, if any, in respect of the Subordinated Debt Securities may be made if there shall have occurred and be continuing (i) a default in the payment of principal of (or premium, if any) or interest on Senior Indebtedness, (ii) an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or (iii) any other event of default permitting the holders of Senior Indebtedness to accelerate the maturity or demand payment in full. (Subordinated Indenture Section 1504)

The Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Indebtedness, which may include Senior Subordinated Indebtedness.

The applicable Prospectus Supplement may further describe the provisions, if any, applicable to the subordination of the Subordinated Debt Securities of a particular series. If the Senior Debt Securities are issued on a senior subordinated basis, the applicable Prospectus Supplement will describe the related subordination provisions. All Senior Debt Securities, whether issued on a senior or senior subordinated basis, will be senior in right of payment to each series of Subordinated Debt Securities.

CERTAIN COVENANTS OF THE COMPANY

RESTRICTIONS ON MERGER AND SALE OF ASSETS

Each Indenture provides that the Company may not consolidate with or merge into any other Person or sell, lease or otherwise transfer its property and assets as, or substantially as, an entirety to any Person, and the Company may not permit any Person to merge into or consolidate with the Company unless (i) either (A) the Company will be the resulting or surviving entity or (B) any successor or purchaser is a corporation, partnership, limited liability company or trust organized under the laws of the United States of America, any State or the District of Columbia, and any such successor or purchaser expressly assumes the Company's obligations on the Debt Securities under a supplemental indenture;
(ii) immediately after giving effect to the transaction no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing; and (iii) certain other conditions are met. (Section 801). Upon any consolidation or merger into any other Person or any conveyance, transfer or lease of the Company's assets as, or substantially as, an entirety to any Person, the successor Person shall succeed to, and be substituted for, the Company under the Indenture, and the Company, except in the case of a lease, shall be relieved of all obligations and covenants under the Indenture and the Debt Securities to the extent it was the predecessor Person. (Section 802)

CONVERSION RIGHTS

The terms and conditions, if any, upon which Debt Securities are convertible into Common Stock, Preferred Stock or other securities of the Company will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the Holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of redemption of such Debt Securities.

EVENTS OF DEFAULT AND NOTICE THEREOF

Unless otherwise specified in the Prospectus Supplement relating to a particular series of Debt Securities, the following events are defined in the Indentures as "Events of Default" with respect to Debt Securities of any series: (a) failure to pay principal (including any sinking fund payment) of (or premium, if any, on) any Debt Security of that series when due; (b) failure to pay any interest on any Debt Security of that series when due, continued for 30 days; (c) failure to perform any other covenant or agreement of the Company under the Applicable Indenture (other than a covenant the performance of which is dealt with specifically elsewhere in the Applicable Indenture or which has been included in the Applicable Indenture solely for the benefit of a series of Debt Securities other than that series), continued for 60 days after written notice as provided in the Applicable Indenture; (d) certain events of bankruptcy, insolvency or reorganization; (e) in the event Subordinated Debt Securities are issued to the Nuevo Trust or a trustee of such trust in connection with the issuance of Trust Securities by the Nuevo Trust, the voluntary or involuntary dissolution, winding-up or termination of the Nuevo Trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of the Nuevo Trust, the redemption of all of the Trust Securities of the Nuevo Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of the Nuevo Trust; and (f) any other Event of Default provided with respect to Debt Securities of that series. (Section 501)

Except as defined in the Prospectus Supplement relating thereto, no Event of Default with respect to Debt Securities of a particular series shall necessarily constitute an Event of Default with respect to Debt Securities of any other series. (Section 501) The Holders of a majority in principal amount of the Outstanding Debt Securities of any series shall have the right, subject to such provisions for indemnification of the Trustee, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Applicable Indenture or exercising any trust or power conferred on the Trustee with respect to Debt Securities of that series. (Section 512)

If an Event of Default (other than an Event of Default specified in clause (d) of the second preceding paragraph) with respect to Debt Securities of any series at the time Outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series may, by a notice in writing to the Company (and to the Trustee if given by the Holders), declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities of that series to be due and payable immediately; provided, however, that under certain circumstances the Holders of a majority in aggregate principal amount of Outstanding Debt Securities of that series may rescind or annul such declaration and its consequences. (Section 502). If an Event of Default specified in clause (d) of the next preceding paragraph occurs, the outstanding Debt Securities automatically will become immediately payable without any declaration or other act on the part of the Trustee or any Holder. (Section 502). For information as to waiver of defaults, see "Modification and Waiver" herein.

Reference is made to the Prospectus Supplement relating to any series of Offered Debt Securities which are Original Issue Discount Securities for the particular provisions relating to the principal amount of such Original Issue Discount Securities due on acceleration upon the occurrence of an Event of Default and the continuation thereof.

No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Applicable Indenture or for any remedy thereunder, unless such Holder shall have previously given to the applicable Trustee written notice of a continuing Event of Default with respect to Debt Securities of that series and unless also the Holders of at least 25% in principal amount of the Outstanding Debt Securities of the same series shall have made written request, and offered reasonable indemnity to the applicable Trustee, to institute such proceeding as trustee, and the applicable Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of the same series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 507). However, such limitations do not apply to a suit instituted by a

Holder of any Debt Security for enforcement of payment of the principal of (or premium, if any) or interest, if any, on such Debt Security on or after the respective due dates expressed in such Debt Security. (Section 508)

Subject to the provisions of the Trust Indenture Act, the Trustee will be under no obligation to exercise any of its rights or powers under the Applicable Indenture at the request of any of the Holders of Debt Securities unless they shall have offered to the applicable Trustee security or indemnity in form and substance reasonably satisfactory to such Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request. (Section 603)

The Company will be required to furnish to each Trustee annually a statement by certain officers of the Company as to whether the Company is in default in the performance and observance of any of the terms, provisions and conditions of the Applicable Indenture. (Section 1004)

Notwithstanding anything in the Indentures to the contrary, the right of any Holder of a Debt Security to receive payment of the principal of (or premium, if any) and interest on such Debt Security, on and after the respective due dates expressed in such Debt Security (as the same may be extended in accordance with the terms of such Debt Security) or to institute suit for the enforcement of any such payment shall not be impaired or affected without the consent of such Holder, including, in the case of a Subordinated Debt Security issued to the Nuevo Trust, the holders of the Trust Preferred Securities. In addition, in the case of a Subordinated Debt Security issued to the Nuevo Trust, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal (or premium, if any) then a holder of Trust Preferred Securities may directly institute a proceeding against the Company for payment.

MODIFICATION AND WAIVER

Each Indenture will provide that modifications and amendments of such Indenture may be made by the Company and the applicable Trustee, with the consent of the Holders of not less than a majority in principal amount of each series of the Outstanding Debt Securities under such Indenture affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each such Outstanding Debt Security affected thereby: (a) change the Stated Maturity of the principal of (or premium, if any) or any installment of principal or interest, if any, on any such Debt Security; (b) reduce the principal amount of (or premium, if any) or the interest rate, if any, on any such Debt Security or the principal amount due upon acceleration of an Original Issue Discount Security; (c) adversely affect any right of repayment at the option of the Holder of any such Debt Security;
(d) reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation; (e) change the place or currency of payment of principal of (or premium, if any) or the interest, if any, on any such Debt Security; (f) impair the right to institute suit for the enforcement of any such payment on or with respect to any such Debt Security on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption
Date); (g) reduce the percentage of the aggregate principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is necessary to modify or amend the Applicable Indenture; or (h) modify the foregoing requirements or reduce the percentage of Outstanding Debt Securities necessary to waive compliance with certain provisions of the Applicable Indenture or for waiver of certain defaults. (Section 902)

The Holders of at least a majority of the principal amount of the Outstanding Debt Securities of any series may, on behalf of all Holders of that series, waive compliance by the Company with certain restrictive provisions of the Applicable Indenture and waive any past default under such Indenture, except a default in the payment of principal, premium or interest or in the performance of certain covenants. (Sections 1008 and 513)

If the Nuevo Trust or the Property Trustee of the Nuevo Trust holds a series of Subordinated Debt Securities no such amendment, modification or waiver which requires the approval of the Holders of a certain percentage in principal amount of such series of Subordinated Debt Securities shall be effective without the approval of the holders of the same percentage of aggregate liquidation preference of Trust Preferred Securities.

Each Indenture provides that a supplemental indenture which changes or eliminates any covenant or other provision of such Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities, or which modifies the rights of the Holders of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under such Indenture of the Holders of Debt Securities of any other series. (Section 902)

Each Indenture provides that modifications and amendments of such Indenture may be made by the Company and the applicable Trustee, without the consent of the Holders of any series of Debt Securities issued thereunder: (1) to evidence the succession of another Person to the Company in accordance with the covenant described under "Restrictions on Merger and Sale of Assets" and assumption by any such successor of the covenants of the Company in such Indenture and in the Debt Securities issued thereunder; (2) to add to the covenants of the Company or to add any additional Events of Default; (3) to permit or facilitate the issuance of Debt Securities in bearer form or to provide for uncertificated Debt Securities to be issued thereunder; (4) to change or eliminate any provision of such Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities outstanding of any series created prior to the execution of such supplemental indenture which are entitled to the benefit of such provision; (5) to secure any Debt Securities issued thereunder; (6) to establish the form or terms of Debt Securities issued thereunder; (7) to evidence and provide for a successor trustee under such Indenture with respect to one or more series of Debt Securities issued thereunder or to provide for or facilitate the administration of the trusts under such Indenture by more than one trustee; or (8) to cure any ambiguity, to correct or supplement any provision in such Indenture that may be inconsistent with any other provision of such Indenture or to make any other provisions with respect to matters or questions arising under such Indenture, provided that such action shall not adversely affect the interests of the Holders of any series of Debt Securities issued thereunder. (Section 901)

The Indentures provide that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities of any series have given or taken any direction, notice, consent, waiver or other action under the Indenture as of any date, (i) the principal amount of an Original Issue Discount Debt Security that will be deemed to be Outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the Maturity thereof to such date; (ii) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security; and (iii) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (i) or (ii) above, of the amount described in such clause). Certain Debt Securities, including those for which payment or redemption money has been deposited or set aside in trust for the Holders and those that have been fully defeased pursuant to the Applicable Indenture, will not be deemed to be Outstanding. (Section 101) For purposes of the Indentures, the Debt Securities of any series "Outstanding" thereunder are deemed to exclude those held by Persons (other than the Nuevo Trust if it has issued Trust Preferred Securities) that control, are controlled by or are under common control with the Company; provided that any Person who does not own, directly or indirectly, more than 5% of the outstanding voting securities of the Company will not be deemed to control the Company. (Section
101)

Except in certain limited circumstances, the Company will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the Indentures, in the manner and subject to the limitations provided in the Applicable Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, such action may be taken only by persons who are Holders of Outstanding Debt Securities of that series on the record date. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as may be specified by the Company (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time. (Section 104)

DEFEASANCE AND COVENANT DEFEASANCE

Each Indenture provides, if such provision is made applicable to the Debt Securities of any series pursuant to Section 301 of the Indentures (which will be indicated in the Prospectus Supplement applicable thereto), that the Company may elect either (A) to defease and be discharged from any and all obligations with respect to such Debt Securities then outstanding (except for the obligations to exchange or register the transfer of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities, and to hold monies for payments in trust) ("defeasance"), or (B) to be released from its obligations with respect to such Debt Securities concerning the restrictions described under "Restrictions on Merger and Sale of Assets" (Section 801) and any other covenants applicable to such Debt Securities which are subject to covenant defeasance ("covenant defeasance"), and the occurrence of an event described and notice thereof in clause (c) under

"Events of Default and Notice Thereof" (with respect to covenants determined, pursuant to Section 301 of the Applicable Indenture, to be subject to covenant defeasance) shall no longer be an Event of Default, in each case, upon the irrevocable deposit with the applicable Trustee (or other qualifying trustee), in trust for such purpose, of money, and/or U.S. Government Obligations (as defined in the Indentures) which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient without reinvestment to pay the principal of (and premium, if any) and interest, if any, on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. Such a trust may only be established if, among other things, (i) the Company has delivered to the applicable Trustee an opinion of counsel (as specified in the Applicable Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, (ii) no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under the Indenture shall have occurred and be continuing on the date of such deposit or, insofar as Events of Default from bankruptcy, insolvency or reorganization events are concerned, at any time in the period ending on the 91st day after such date of deposit and (iii) certain other customary conditions precedent are satisfied. In the case of defeasance under clause (A) above, the opinion of counsel referred to in clause
(i) above must refer to and be based on a ruling of the Internal Revenue Service issued to the Company or published as a revenue ruling or on a change in applicable federal income tax law, in each case after the date of such Indenture. (Article Thirteen)

The Company may exercise the defeasance option with respect to such Debt Securities notwithstanding its prior exercise of the covenant defeasance option. If the Company exercises the defeasance option, payment of such Debt Securities may not be accelerated because of an Event of Default. If the Company exercises the covenant defeasance option, payment of such Debt Securities may not be accelerated by reference to the covenants noted under clause (B) above. In the event the Company omits to comply with the remaining obligations with respect to such Debt Securities under such Indenture after exercising its covenant defeasance option and such Debt Securities are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit with the applicable Trustee may be insufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default, because the required deposit in the defeasance trust is based upon scheduled cash flows, rather than market values, which will vary depending on prevailing interest rates and other factors. However, the Company will remain liable in respect of such payments. (Article Thirteen)

The Prospectus Supplement may further describe the provisions, if any, applicable to defeasance or covenant defeasance with respect to the Debt Securities of a particular series.

CERTAIN DEFINITIONS

Set forth below is a summary of certain of the defined terms used in the Indentures. Reference is made to the Applicable Indenture with respect to any particular series of Debt Securities for the full definition of all such terms, as well as any other terms used herein for which no definition is provided. (Section 101)

"Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents in the equity interests (however, designated) in such Person, any rights (other than debt securities convertible into an equity interest), warrants or options exercisable for, exchangeable for or convertible into such an equity interest in such Person.

"Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, person or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP.

"GAAP" means generally accepted accounting principles, consistently applied, that are set forth in the opinions and pronouncements of the Accounting Principles Board of the American institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are effective on the date of this Indenture.

"Indebtedness" means, with respect to any Person, without duplication, (a) all liabilities of such Person for borrowed money or for the deferred purchase price of property or services (excluding any trade accounts payable and other accrued current liabilities incurred in the ordinary course of business), and all liabilities of such Person incurred in connection with any letters of credit, bankers' acceptances or other similar credit transactions or any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock outstanding on the date of the Subordinated Indenture or thereafter, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all Indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such Person, (e) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right to be secured by) and lien upon property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (f) all guarantees by such Person of Indebtedness referred to in this definition (including, with respect to any Production Payments and Reserve Sales, any warranties or guaranties of production or payment by such Person with respect to such Production Payments and Reserve Sales but excluding other contractual obligations of such Person with respect to such Production Payments and Reserve Sales ), (g) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends and (h) all obligations of such Person under or in respect of currency exchange contracts, oil or natural gas price hedging arrangements and Interest Rate Protection Obligations. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Subordinated Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock; provided, however, that if such Redeemable Capital Stock is not at the date of determination permitted or required to be repurchased, the "maximum fixed repurchase price" shall be the book value of such Redeemable Capital Stock. Subject to clause (f) of the first sentence of this definition, Production Payments and Reserve Sales shall not be deemed Indebtedness.

"Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements or arrangements designed to protect against or manage such Person's and any of its Subsidiaries' exposure to fluctuations in interest rates.

"Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

"Production Payments and Reserve Sales" means the grant or transfer to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), master limited partnership interest or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interest to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental matters.

"Redeemable Capital Stock" means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final date specified in the Subordinated Debt Securities as the fixed date on which the principal of such Subordinated Debt Securities is due and payable ("Stated Maturity") or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity.

"Senior Indebtedness" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent that such claim for post-petition interest is allowed in such proceeding), on any Indebtedness of the Company, whether incurred on or prior to the date of the Applicable Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Offered Debt Securities, or to other Indebtedness of the Company which is pari passu with, or subordinated to the Offered Debt Securities; provided, however, that Senior Indebtedness shall not be deemed to include the Offered Debt Securities or any Indebtedness of the Company to any Subsidiary of the Company. (Subordinated Indenture Section 101)

"Subsidiary" of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, have at least a majority ownership and power to direct the policies, management and affairs thereof.

PERMANENT GLOBAL SECURITIES

The Debt Securities of a series may be issued in the form of one or more permanent Global Securities that will be deposited with a Depositary or its nominee. In such a case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of Outstanding Debt Securities of the series to be represented by such Global Security or Securities. The Prospectus Supplement relating to such series of Debt Securities will describe the circumstances, if any, under which beneficial owners of interests in any such permanent Global Security may exchange such interests for Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a permanent Global Security may not be registered for transfer or exchange except in the circumstances described in the applicable Prospectus Supplement. (Sections 204 and 305)

The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a permanent Global Security and a description of the Depositary will be contained in the applicable Prospectus Supplement.

GOVERNING LAW

The Indentures and the Debt Securities will be governed by and construed in accordance with the internal laws of the State of New York. (Section 112)

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

The following description of the capital stock of the Company is subject to the detailed provisions of the Company's Certificate of Incorporation, as amended (the "Certificate"), and bylaws as currently in effect (the "Bylaws"). This description does not purport to be complete or to give full effect to the terms of the provisions of statutory or common law and is subject to, and qualified in its entirety by reference to, the Certificate of Incorporation and the Bylaws, each of which are filed as an exhibit to the Registration Statement of which this Prospectus is a part.

COMMON STOCK

The Company has 50,000,000 authorized shares of Common Stock, par value $.01 per share. Holders of Common Stock are entitled to receive dividends if, when and as declared by the Board of Directors of the Company out of funds legally available therefor. All shares of Common Stock have equal voting rights on the basis of one vote per share on all matters to be voted upon by stockholders. Cumulative voting for the election of directors is not permitted. Shares of Common Stock have no preemptive, conversion, sinking fund or redemption provisions and are not liable for further call or assessment. Each share of Common Stock is entitled to share on a pro rata basis in any assets available for distribution to the holders of the Common Stock upon liquidation of the Company after satisfaction of any liquidation preference on any series of the Company's preferred stock. All outstanding shares of Common Stock have been, and all shares offered in any offering of Offered Securities will be when issued, validly issued, fully paid and nonassessable. As of November 8, 1996, there were 18,976,085 shares of Common Stock issued and outstanding. As of November 8, 1996, a total of 4,863,493 shares of Common Stock were reserved for issuance of which (a) 863,493 shares were reserved for conversion of the 7% Preferred Stock (as defined below), (b) 1,500,000 shares were reserved for exercise of stock options under the 1990 Stock Option Plan ("1990 Plan") and (c) 2,500,000 shares were reserved for issuance of options under the Company's 1993 Stock Incentive Plan ("1993 Plan"). As of the date hereof, options to purchase 556,150 and 964,788 shares of Common Stock were outstanding under the 1990 Plan and the 1993 Plan, respectively. On April 9, 1996, the Company issued warrants to purchase 150,000 shares of Common Stock. These warrants are initially exercisable at $28 per share and have a maximum term of five years.

PREFERRED STOCK

The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which a Prospectus Supplement may relate. Specific terms of any series of Preferred Stock offered by a Prospectus Supplement will be described in the Prospectus Supplement relating to such series. The description set forth below is subject to and qualified in its entirety by reference to the certificate of designations establishing a particular series of Preferred Stock, which will be filed with the Commission in connection with the offering of such series.

Under the Certificate, the Board of Directors of the Company is authorized, without further stockholder action, to provide for the issuance of up to 10,000,000 shares of Preferred Stock in one or more series. As of the date of this Prospectus, the 7% Preferred Stock is the only series of Preferred Stock issued and outstanding. The rights, preferences, privileges, and restrictions, including dividend rights, voting rights, conversion rights, terms of redemption, and liquidation preferences, of the Preferred Stock of each series will be fixed or designated by the Board of Directors pursuant to a certificate of designations. The specific terms of a particular series of Preferred Stock offered hereby will be described in a Prospectus Supplement relating to such series and will include the following: (a) the maximum number of shares to constitute the series and the distinctive designation thereof; (b) the annual dividend rate, if any, on shares of the series (or the method of calculating such rate), whether such rate is fixed or variable or both, the date or dates from which dividends will begin to accrue or accumulate, and whether dividends will be cumulative; (c) whether the shares of the series will be redeemable and, if so, the price at and the terms and conditions on which such shares may be redeemed, including the time during which such shares may be redeemed and any accumulated dividends thereon that the holders of such shares shall be entitled to receive upon the redemption thereof; (d) the liquidation preference, if any, applicable to shares of the series; (e) whether the shares of the series will be subject to operation of a retirement or sinking fund and, if so, the extent and manner in which any such fund shall be applied to the purchase or redemption of such shares for retirement or for other corporate purposes, and the terms and provisions relating to the operation of such fund; (f) the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of capital stock of the Company, the Nuevo Trust or another issuer or any series of any other class or classes, or of any other series of the same class, including the price or rate of conversion or exchange and the method, if any, of adjusting the same; (g) the voting rights, if any, on the shares of the series; and (h) any other preferences and relative, participating, optional, or other special rights or qualifications, limitations, or restrictions thereof.

Each series of Preferred Stock will, when issued, be fully paid and non-assessable.

The transfer agent, registrar, and dividend disbursement agent for a series of Preferred Stock will be selected by the Company and will be described in the applicable Prospectus Supplement.

7% CUMULATIVE CONVERTIBLE PREFERRED STOCK

On May 28, 1992, the Company sold $25,000,000 of 7% Cumulative Convertible Preferred Stock, $1.00 par value per share, Series A and B (collectively, the "7% Preferred Stock") to The 1818 Fund, L.P. ("1818 Fund"). The Company issued 22,500 shares and 2,500 shares of 7% Preferred Stock, Series A and Series B, respectively. As of November 8, 1996, there were 11,220 shares of 7%
Preferred Stock issued and outstanding. The 7% Preferred Stock, Series B, has the same powers, preferences, rights, qualifications and restrictions as the 7% Preferred Stock, Series A. The holders of the 7% Preferred Stock are entitled to receive dividends payable in arrears as of the last day of March, June, September and December. The 7% Preferred Stock is convertible into shares of Common Stock equal to the liquidation preference of $1,000 per share divided by a current conversion price of approximately $13 per share, subject to adjustment. 9,881 Series A shares were converted into Common Stock on September 21, 1995. Upon a change of control (as defined in the Designation establishing the shares), dividends on the 7% Preferred Stock will be payable at a rate of 14% per annum. The holders of the 7% Preferred Stock are entitled to vote with the Common Stock on all matters except that the holders of the 7% Preferred Stock have separate class voting rights on certain matters that affect the rights of such holders, and are entitled to certain registration rights. The Company may redeem the 7% Preferred Stock on or after June 30, 1997, at a price per share equal to the liquidation preference plus a 4% premium that decreases ratably to zero after five years. Upon a change of control, the Company has the option to redeem the 7% Preferred Stock at a price per share equal to 125% of the liquidation preference plus accrued and unpaid dividends, if such redemption occurs prior to June 30, 1997. The holders of the 7% Preferred Stock have the right to convert the shares of 7% Preferred Stock into Common Stock on or after May 28, 1999 through May 28, 2002, at an adjusted price based on the market price of the Common Stock subject to certain limitations, including a minimum price of $10.00 per share. The holders of the 7% Preferred Stock have the right to appoint a representative to the Company's Board of Directors in the event the Company fails to pay dividends for two quarters (whether consecutive or not) or breaches certain provisions of the stock purchase agreement.

In connection with the acquisition of the 7% Preferred Stock, the Company and the 1818 Fund entered into a registration rights agreement pursuant to which the Company agreed to register, on three occasions upon demand by the 1818 Fund, the Preferred Stock or the Common Stock into which such Preferred Stock is convertible. The agreement also grants the 1818 Fund "piggy back" registration rights to include Preferred Stock or shares of Common Stock received upon conversion thereof in certain registration statements filed by the Company, and the 1818 Fund has exercised such rights with respect to all of its shares of Common Stock covered by this Prospectus. See "Selling Stockholders."

                        CERTAIN ANTI-TAKEOVER PROVISIONS

GENERAL

The Certificate contains several provisions that may make the acquisition of control of the Company by means of a tender offer, open market purchases, a proxy fight or otherwise more difficult. The Bylaws also contain provisions that could have an anti-takeover effect. Many of the following provisions contain requirements for a vote of 80% or more of the Company's stockholders.

BOARD OF DIRECTORS

Classified Board of Directors. The Certificate and Bylaws provide for the Company's board of directors (the "Board of Directors") to be divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of the Board of Directors is elected each year. The classification of directors will have the effect of making it more difficult for stockholders of the Company to change the composition of the Board of Directors in a relatively short period of time. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of the directors of the Board of Directors. The classified Board of Directors provision could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its stockholders. The classified Board of Directors provision could thus increase the likelihood that incumbent directors will retain their positions.

Number of Directors. The Bylaws provide that the number of directors shall be not less than three nor more than twenty-one directors, the exact number to be fixed from time to time by either (i) the Board of Directors, (ii) the affirmative vote of 80% or more of the voting power of the shares of the Company or (iii) the Certificate. Accordingly, the Board of Directors could prevent any stockholder from obtaining majority representation on the Company's Board of Directors by enlarging the size of the Board of Directors and filling the new directorships with the Board of Directors' own nominees.

Removal of Directors. The Certificate provides that, subject to the rights of the holders of any series of any preferred stock then outstanding, any director or the entire Board of Directors may be removed from office at any annual or special meeting called for such purpose, and then only for cause and only by the affirmative vote of the holders of 80% or more of the voting power of all the shares of the Company entitled to vote generally in the election of directors, voting together as a single class. For purposes of director removal, cause means only the following: conviction of a felony, proof beyond the existence of a reasonable doubt that a director has committed grossly negligent or willful misconduct resulting in material detriment to the Company or commission of a material breach of fiduciary duty to the Company resulting in a material detriment to the Company.

The removal of directors provisions could have the effect of discouraging a third party from attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its stockholders. This provision could also affect the ability of the stockholders of the Company to remove incumbent directors and thus may increase the likelihood that incumbent directors will retain their positions.

Newly-Created Directorships and Vacancies. Subject to the rights of the holders of any series of any preferred stock then outstanding, newly-created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director. The newly-created directorship and vacancy provisions could prevent a stockholder from obtaining a position on the Board of Directors. These provisions could also have the effect of making it more difficult for stockholders to change the composition of the Board of Directors of the Company.

SPECIAL MEETINGS

The Bylaws provide that special meetings of stockholders may be called only by the President, or by the Board of Directors or by the written order of a majority of the directors, and shall be called by the President or Secretary at the request in writing of stockholders owning 80% or more of the entire capital stock of the Company issued and outstanding and entitled to vote. Accordingly, holders of a significant percentage of the outstanding capital stock of the Company may not be able to request a special meeting of the stockholders.

COMMON AND PREFERRED STOCK

The Certificate authorizes the Board of Directors to determine, with respect to any series of Preferred Stock of the Company, the terms and rights of such series, including the following: (i) the designation of such series and the number of shares which shall constitute such series, (ii) the rate and time of, and conditions with respect to, dividends, and whether such dividends are cumulative, (iii) the price, timing and conditions regarding the redemption of shares of such series, (iv) the rights and preferences of shares of such series in the event of dissolution, liquidation or winding up of the affairs of the Company, (v) the sinking fund provisions, if any, for the redemption or purchase of shares of such series, (vi) the voting rights, if any, of shares of such series, (vii) the right, if any, to convert or exchange shares of such series into or for stock or securities of any other series or class, (viii) the status as to, re-issuance or sale of such shares redeemed, purchased or otherwise reacquired, or surrendered to the Company on conversion, (ix) the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the Company or any subsidiary, of Common Stock or of any other class of stock of the Company ranking prior to such shares as to dividends or upon liquidation, (x) the conditions, if any, on the creation of indebtedness of the Company or any subsidiary and (xi) any other preferences or other special or relative rights of shares of such series. The Certificate provides that the Common Stock of the Company shall be junior to the Preferred Stock and is subject to all the rights, privileges, preferences and priorities of the preferred stock as set forth in the Certificate or as determined by the Board of Directors, including the issuance of dividends and distribution of assets in the event of liquidation, dissolution or winding up. The exclusive voting power of the Company shall be vested in the Common Stock of the Company, subject to any particular class or series of Preferred Stock with additional voting rights. No holder of any stock of any class of the Company shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of any class of securities which the Company may issue or sell, nor shall any holder of any such stock have any right to purchase or subscribe for any obligation which the Company may issue or sell that shall be convertible into, or exchangeable for, any shares of the capital stock of the Company, or to which shall be attached any warrant or instrument that shall confer upon the owner of such obligation, warrant or instrument the right to subscribe for, or to purchase from the company any shares of its capital stock of any class.

The preemptive rights and the Preferred Stock provisions could have the effect of diluting the voting rights of the Common Stockholders of the Company by placing voting power in the hands of Preferred Stockholders to the exclusion of the Common Stockholders.

The Company believes that the availability of Preferred Stock provides it with increased flexibility in structuring possible future financing and acquisitions, and in meeting other corporate needs which might arise. Having such authorized shares available for issuance will allow the Company to issue shares of Preferred Stock without the expense and delay of a special stockholders' meeting. The authorized shares of Preferred Stock as well as shares of the Company's Common Stock, will be available for issuances without further action by the stockholders, unless such action is required by applicable law or the rules of any stock exchange on which the Company's capital stock may then be listed. Although the Board of Directors has no intention at the present time of doing so, it could issue a series of Preferred Stock that could, depending on the terms of such series, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. For instance, such series of Preferred Stock might impede a business combination by including class voting rights which would enable the holder to block such a transaction or facilitate a business combination by including voting rights which would provide a required percentage vote of stockholders. The Board of Directors will make any determination to issue such shares based on its judgment as to the respective best interests of the Company and its then existing stockholders.

BUSINESS COMBINATIONS

The Certificate requires that the following procedures be observed in connection with the authorization of transactions involving an interested stockholder which could eliminate or fundamentally change the interests of the remaining stockholders of the Company ("Business Combinations").

If a Business Combination is proposed which will directly or indirectly involve an "Interested Stockholder" (as hereinafter defined), such Business Combination must be approved by the affirmative vote of the holders of the Company's capital stock representing at least 80% of the votes entitled to be cast by the holders of all the then outstanding shares of the voting stock, voting together as a single class, and by the affirmative vote of at least a majority of the entire Board of Directors of the Company unless such Business Combination is approved by the majority of the directors who were in office prior to the time the Interested Stockholder became an Interested Stockholder and who continue in office (the "Continuing Directors").

A Business Combination includes:

(i) any merger or consolidation of the Company or any subsidiary thereof with
(a) any Interested Stockholder or (b) any other company (whether or not itself an Interested stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate (as hereinafter defined) of an Interested Stockholder; or

(ii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation, or other agreement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of an Interested Stockholder involving any assets, securities, or commitments of the Company, any subsidiary of any Interested Stockholder, or any Affiliate or Associate of any Interested Stockholder having an aggregate fair market value and/or involving aggregate commitments of $1,000,000 or more; or

(iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company which is voted for, approved, or consented to by any Interested Stockholder; or

(iv) any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its subsidiaries, or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of capital stock, or any securities convertible into capital stock or into equity securities of any subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

(v) any agreement, contract, or other arrangement providing for any one or more of the actions specified in the foregoing clauses (i) to (iv).

An "Interested Stockholder" is any person (other than the Company or any subsidiary thereof and other than any profit-sharing, employee stock ownership, or other employee benefit plan of the Company or any subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who
(i) is the beneficial owner of voting stock representing 20% or more of the votes entitled to be cast by the holders of all then outstanding shares of voting stock or (ii) is an Affiliate or Associate of the Company and at any time within the two-year period immediately prior to the date in question was the beneficial owner of voting stock representing 20% or more of the votes entitled to be cast by the holders of all then outstanding shares of voting stock.

"Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act as in effect on the date that the Business Combination is approved by the Board of Directors (the term "registrant" in such Rule 12b-2 meaning, in this case, the Company).

A majority of the Continuing Directors of the Company shall each have the power and duty to determine, for the purposes of applying the Business Combination provisions to their respective corporations, on the basis of information known to them after reasonable inquiry (i) whether a person is an Interested Stockholder, (ii) the number of shares of capital stock or other securities beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, and (iv) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Company or any subsidiary in any Business Combination has, an aggregate fair market value of $1,000,000 or more.

AMENDMENT OF CERTAIN PROVISIONS OF THE CERTIFICATE AND BYLAWS

The Certificate contains provisions requiring the affirmative vote of the holders of at least 80% of the voting stock to amend the provisions relating to the election and number of directors and Business Combinations described above. The Bylaws contain provisions requiring the affirmative vote of holders of at least 80% of the voting stock to amend the provisions relating to special meetings of stockholders. These provisions will make it more difficult for stockholders to make changes in the Certificate or Bylaws, including changes designed to facilitate the exercise of control over the Company. In addition, such requirements will enable the holders of a minority of stock to prevent the holders of a majority or more of such stock from amending certain provisions of the Certificate and Bylaws. The requirements for such vote may be difficult to obtain, since at least 80% of the Common Stock must be present or represented by proxy at any meeting at which any such amendment is proposed and must vote in favor of such amendment.

                            DESCRIPTION OF WARRANTS

The Company may issue warrants to purchase Debt Securities (the "Debt Warrants") or Preferred Stock (the "Preferred Share Warrants", collectively with the Debt Warrants, the "Warrants"). Warrants may be issued independently or together with any other Securities and may be attached to or separate from such Securities. The Warrants are to be issued under warrant agreements (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to the Warrants being offered pursuant thereto.

DEBT WARRANTS

The applicable Prospectus Supplement will describe the terms of Debt Warrants offered thereby, the Warrant Agreement relating to such Debt Warrants and the debt warrant certificates representing such Debt Warrants, including the following: (1) the title of such Debt Warrants; (2) the aggregate number of such Debt Warrants; (3) the price or prices at which such Debt Warrants will be issued; (4) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants; (5) the designation and terms of any related Debt Securities with which such Debt Warrants are issued, and the number of such Debt Warrants issued with each such security; (6) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable; (7) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant, and the price at which such principal amount of Debt Securities may be purchased upon such exercise; (8) the date on which the right to exercise such Debt Warrants shall commence, and the date on which such right shall expire; (9) the maximum or minimum number of such Debt Warrants which may be exercised at any time;

(10) a discussion of material federal income tax considerations, if any; and
(11) any other terms of such Debt Warrants and terms, procedures and limitations relating to the exercise of such Debt Warrants.

Debt Warrant certificates will be exchangeable for new Debt Warrant certificates of different denominations, and Debt Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the securities purchasable upon such exercise and will not be entitled to payments of principal of (or premium, if any) or interest, if any, on the securities purchasable upon such exercise.

PREFERRED WARRANTS

The applicable Prospectus Supplement will describe the following terms of Preferred Stock Warrants in respect of which this Prospectus is being delivered:
(1) the title of such Warrants; (2) the Securities for which such Warrants are exercisable; (3) the price or prices at which such Warrants will be issued; (4) the number of such Warrants issued with each share of Preferred Stock; (5) any provisions for adjustment of the number or amount of Preferred Stock receivable upon exercise of such Warrants or the exercise price of such Warrants; (6) if applicable, the date on and after which such Warrants and the related Preferred Stock will be separately transferable; (7) if applicable, a discussion of material federal income tax considerations; (8) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants; (9) the date on which the right to exercise such Warrants shall commence, and the date on which the right shall expire; (10) the maximum or minimum number of such Warrants which may be exercised at any time.

EXERCISE OF WARRANTS

Each Warrant will entitle the holder of the Warrants to purchase for cash such principal amount of Debt Securities or Preferred Stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the Prospectus Supplement relating to the Warrants offered thereby. After the close of business on the expiration date, unexercised Warrants will become void.

Warrants may be exercised as set forth in the Prospectus Supplement relating to the Warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward the Debt Securities or Preferred Stock purchasable upon such exercise. If less than all of the Warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining Warrants.

                   DESCRIPTION OF TRUST PREFERRED SECURITIES

The Nuevo Trust may issue only one series of Trust Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of the Nuevo Trust authorizes the Regular Trustees to issue on behalf of the Nuevo Trust one series of Trust Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Trust Preferred Securities will have such terms, including distributions, redemption, voting, liquidation, conversion rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act, and which will mirror the terms of the Subordinated Debt Securities held by the Property Trustee and described in the Prospectus Supplement related thereto. Reference is made to the Prospectus Supplement relating to the Trust Preferred Securities for specific terms, including (i) the distinctive designation of such Trust Preferred Securities; (ii) the number of Trust Preferred Securities; (iii) the annual distribution rate (or method of determining such rate) for the Trust Preferred Securities and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such Trust Preferred Securities shall be payable on a quarterly basis to holders of such Trust Preferred Securities as of a record date in each quarter during which such Trust Preferred Securities are outstanding; (iv) whether distributions on the Trust Preferred Securities shall be cumulative, and, in the case of Trust Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on the Trust Preferred Securities shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of the Nuevo Trust to the holders of the Trust Preferred Securities upon voluntary or involuntary dissolution, winding-up or termination of the Nuevo Trust; (vi) the obligation, if any, of the Nuevo Trust to purchase or redeem the Trust Preferred Securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, the Trust Preferred Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights, if any, of the Trust Preferred Securities in addition to those required by law, including the number of votes per Trust Preferred Security and any requirement for the approval by the holders of the Trust Preferred Securities, as a condition to specified action or amendments to the Declaration of the Nuevo Trust; (viii) the terms and conditions, if any, upon which the Trust Preferred Securities may be converted into shares of Common Stock, including the conversion price per share and the circumstances, if any, under which any such conversion right shall expire; (ix) the terms and conditions, if any, upon which the Subordinated Debt Securities may be distributed to holders of the Trust Preferred Securities; (x) if applicable, any securities exchange upon which the Trust Preferred Securities shall be listed; and (xi) any other relevant rights, preferences, privileges, limitations or restrictions of the Trust Preferred Securities not inconsistent with the Declaration of the Nuevo Trust or with applicable law. All Trust Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description Of Trust Preferred Securities Guarantee." Certain United States federal income tax considerations applicable to any offering of Trust Preferred Securities will be described in the Prospectus Supplement relating thereto.

In connection with the issuance of Trust Preferred Securities, the Nuevo Trust will issue one series of Trust Common Securities. The Declaration of the Nuevo Trust authorizes the Regular Trustees to issue on behalf of the Nuevo Trust one series of Trust Common Securities having such terms including distributions, redemption, voting and liquidation rights or such restrictions as shall be set forth therein. The terms of the Trust Common Securities will be substantially identical to the terms of the Trust Preferred Securities, and the Trust Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities except that, upon an event of default under the Declaration, the rights of the holders of the Trust Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. Except in certain limited circumstances, the Trust Common Securities will also carry the right to vote to appoint, remove or replace any of the Nuevo Trustees. All of the Trust Common Securities will be directly or indirectly owned by the Company.

PROPOSED TAX LEGISLATION

On March 19, 1996, as a part of President Clinton's Fiscal 1997 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") that, among other things, would (i) treat as equity for United States federal income tax purposes certain debt instruments with a maximum term of more than 20 years and (ii) disallow interest deductions on certain convertible debt instruments or defer interest deductions on certain debt instruments issued with original issue discounts. The Proposed Legislation is proposed to be effective for debt instruments issued on or after December 7, 1995.

On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." However, there can be no assurances that the effective date guidance contained in the Joint Statement will be incorporated in the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the tax treatment of the Subordinated Debt Securities. In addition, there can be no assurances as to whether or in what form the Proposed Legislation may be enacted into law or whether other legislation will be enacted that otherwise adversely affects the tax treatment of the Subordinated Debt Securities and the Trust Preferred Securities.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF TRUST PREFERRED SECURITIES

If an Event of Default under the Declaration of the Nuevo Trust occurs and is continuing, then the holders of the Trust Preferred Securities would rely on the enforcement by the Property Trustee of its rights as a holder of the Subordinated Debt Securities against the Company. In addition, the holders of a majority in liquidation amount of the Trust Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Subordinated Debt Securities. If the Property Trustee fails to enforce its rights under such of Subordinated Debt Securities, a holder of the Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under such Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default under the applicable Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on such Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of the Trust Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on such Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of the Trust Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Trust Preferred Securities in such Direct Action.

              DESCRIPTION OF TRUST PREFERRED SECURITIES GUARANTEE

Set forth below is a summary of information concerning the Trust Preferred Securities Guarantee which will be executed and delivered by the Company for the benefit of the holders from time to time of Trust Preferred Securities. The Trust Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company will act as the independent trustee under the Trust Preferred Securities Guarantee (the "Preferred Guarantee Trustee") for purposes of the Trust Indenture Act. The terms of the Trust Preferred Securities Guarantee will be those set forth in the Trust Preferred Securities Guarantee and those made part of the Trust Preferred Securities Guarantee by the Trust Indenture Act. The summary is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Trust Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Trust Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Trust Preferred Securities.

GENERAL

Pursuant to the Trust Preferred Securities Guarantee, the Company will agree, to the extent set forth therein, to pay in full, to the holders of the Trust Preferred Securities, the Guarantee Payments (as defined herein) (except to the extent paid by the Nuevo Trust), as and when due, regardless of any defense, right of setoff or counterclaim which the Nuevo Trust may have or assert. The following payments with respect to the Trust Preferred Securities to the extent not paid by the Nuevo Trust (the "Guarantee Payments"), will be subject to the Trust Preferred Securities Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Trust Preferred Securities, to the extent the Nuevo Trust shall have funds available therefor; (ii) the redemption price set forth in the applicable Prospectus Supplement (the "Redemption Price"), which will not be lower than the liquidation amount, and all accrued and unpaid distributions, to the extent the Nuevo Trust has funds available therefor, with respect to any Trust Preferred Securities called for redemption by the Nuevo Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Nuevo Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Trust Preferred Securities or the redemption of all of the Trust Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Trust Preferred Securities to the date of payment, to the extent the Nuevo Trust has funds available therefor, and (b) the amount of assets of the

Nuevo Trust remaining available for distribution to holders of the Trust Preferred Securities in liquidation of the Nuevo Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Trust Preferred Securities or by causing the Nuevo Trust to pay such amounts to such holders.

The Trust Preferred Securities Guarantee will not apply to any payment of distributions on the Trust Preferred Securities except to the extent the Nuevo Trust shall have funds available therefor. If the Company does not make interest payments on the Subordinated Debt Securities purchased by the Nuevo Trust, the Nuevo Trust will not pay distributions on the Trust Preferred Securities issued by the Nuevo Trust and will not have funds available therefor. See "Description Of Debt Securities - Certain Covenants of the Company." The Trust Preferred Securities Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Nuevo Trust (other than with respect to the Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Trust Preferred Securities.

The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Nuevo Trust with respect to the Trust Common Securities (the "Trust Common Securities Guarantee") to the same extent as the Trust Preferred Securities Guarantee, except that upon an event of default under the Subordinated Indenture, holders of Trust Preferred Securities shall have priority over holders of Trust Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

In the Trust Preferred Securities Guarantee, the Company will covenant that, so long as any Trust Preferred Securities remain outstanding, if there shall have occurred any event that would constitute an event of default under such Trust Preferred Securities Guarantee or the Declaration of the Nuevo Trust, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock of the Company or the security being converted or exchanged) or make any guarantee payments with respect to the foregoing and
(b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to the Subordinated Debt Securities held by the Property Trustee.

MODIFICATION OF THE TRUST PREFERRED SECURITIES GUARANTEE; ASSIGNMENT

Except with respect to any changes which do not materially adversely affect the rights of holders of Trust Preferred Securities (in which case no vote will be required), the Trust Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Trust Preferred Securities. The manner of obtaining any such approval of holders of such Trust Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in the Trust Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Trust Preferred Securities then outstanding.

TERMINATION

The Trust Preferred Securities Guarantee will terminate (a) upon full payment of the Redemption Price of all Trust Preferred Securities, (b) upon distribution of the Subordinated Debt Securities held by the Property Trustee to the holders of the Trust Preferred Securities or (c) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Nuevo Trust. The Trust Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities must restore payment of any sums paid under the Trust Preferred Securities or the Trust Preferred Securities Guarantee. The subordination provisions of the Subordinated Debt Securities provide that in the event payment is made on the Subordinated Debt Securities in contravention of such provisions such payments shall be paid over to the holders of Senior Indebtedness.

EVENTS OF DEFAULT

An event of default under the Trust Preferred Securities Guarantee will occur upon (a) the failure of the Company to perform any of its payment or other obligations thereunder or (b) if applicable, the failure by the Company to deliver Common Stock upon an appropriate election by the holder or holders of Trust Preferred Securities to convert the Trust Preferred Securities into shares of Common Stock.

The holders of a majority in liquidation amount of the Trust Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Trust Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under such Trust Preferred Securities. If the Preferred Guarantee Trustee fails to enforce such Trust Preferred Securities Guarantee, any holder of Trust Preferred Securities may institute a legal proceeding directly against the Company to enforce the Preferred Guarantee Trustee's rights under such Trust Preferred Securities Guarantee, without first instituting a legal proceeding against the Nuevo Trust, the Preferred Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a Guarantee Payment, a holder of Trust Preferred Securities may directly institute a proceeding against the Company for enforcement of the Trust Preferred Securities Guarantee for such payment. The Company waives any right or remedy to require that any action be brought first against the Nuevo Trust or any other person or entity before proceeding directly against the Company.

STATUS OF THE TRUST PREFERRED SECURITIES GUARANTEE

The Trust Preferred Securities Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company and (iii) senior to Common Stock. The terms of the Trust Preferred Securities provide that each holder of Trust Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Trust Preferred Securities Guarantee relating thereto.

The Trust Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE

The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to the Trust Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Trust Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Trust Preferred Securities Guarantee at the request of any holder of the Trust Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

                              PLAN OF DISTRIBUTION

The Securities may be sold by the Company, the Nuevo Trust and/or the Selling Stockholders (i) through agents, (ii) through underwriters, (iii) through dealers or (iv) directly to purchasers (through a specific bidding or auction process or otherwise). In addition, the 1818 Fund may offer and sell Common Stock on the New York Stock Exchange. The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices.

Offers to purchase the Securities may be solicited by agents designated by the Company or a Selling Stockholder from time to time. Any such agent involved in the offer or sale of the Securities will be named, and any commissions payable by the Company or Selling Stockholder to such agent will be set forth in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.

If an underwriter or underwriters are utilized in the sale of Securities, the Company or any Selling Stockholders selling Common Stock thereunder will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters and the terms of the transactions, including compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities.

If a dealer is utilized in the sale of the Securities, the Company or a Selling Stockholder will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the Prospectus Supplement relating thereto. Offers to purchase the Securities may be solicited directly by the Company or a Selling Stockholder and sales thereof may be made by the Company or a Selling Stockholder directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction process, if utilized, will be described in the Prospectus Supplement relating thereto.

The Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company or a Selling Stockholder. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company or a Selling Stockholder and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the Securities remarketed thereby.

Agents, underwriters, dealers and remarketing firms may be entitled under agreements which may be entered into with the Company or Selling Stockholders to indemnification by the Company or Selling Stockholders against certain liabilities, including liabilities under the Securities Act, and any such agents, underwriters, dealers or remarketing firms, or their affiliates may be customers of, engage in transactions with or perform services for the Company or Selling Stockholders in the ordinary course of business.

If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters to solicit offers by certain institutions to purchase Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Such Contracts will be subject to only those conditions set forth in the Prospectus Supplement. A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Debt Securities pursuant to Contracts accepted by the Company.

                              SELLING STOCKHOLDERS

The Selling Stockholders are United Investors Management Company, a Delaware corporation ("United") and wholly owned subsidiary of Torchmark Corporation, an insurance and financial services holding company, and the 1818 Fund. As of September 30, 1996, United owned 1,275,000 shares of Common Stock of Nuevo and the 1818 Fund owned 112 shares of Common Stock and 11,220 shares of 7% Preferred Stock convertible into approximately 863,493 shares of Common Stock. United is registering for sale all of the shares of Common Stock owned by it and the 1818 Fund is registering for sale all of the shares of Common Stock owned by it or issuable upon conversion of all of the 7% Preferred Stock owned by it. The Prospectus Supplement relating to any Common Stock being offered by either Selling Stockholder will set forth the number of shares of Common Stock being offered for its account as well as the number of such shares and the percentage of the outstanding Common Stock to be owned by such Selling Stockholder after completion of the offering.

The shares of Common Stock being registered hereunder for sale by United and 1818 Fund have been registered pursuant to registration rights agreements, one of which is between Nuevo and the 1818 Fund, dated May 28, 1992 and the other of which is between Nuevo and Torch Energy Advisors Incorporated, dated April 4, 1996. Torch Energy Advisors Incorporated subsequently assigned its rights under the April 4, 1996 agreement to United. Both registration rights agreements provide a specified number of "demand" registration rights and unlimited "piggy back" registration rights. The Company has agreed pursuant to the registration rights agreements to indemnify the 1818 Fund and United (as the case may be) against certain liabilities including liabilities under the Securities Act, or to contribute to payments the 1818 Fund or United may be required to make in respect thereof. The Company is obligated to pay all expenses in connection with the shares sold by 1818 Fund hereunder, excluding any underwriting discounts or commissions. United is required to pay its pro rata share of any expenses of demand registrations requested by it, and the Company is required to pay all expenses of registration statements in which United participates under its piggy back registration rights, excluding any underwriting discounts or commissions.

The general and managing partner of the 1818 Fund is Brown Brothers Harriman & Co., a New York partnership ("Brown Brothers"), which has designated its partners T. Michael Long and Lawrence C. Tucker the sole and exclusive partners having voting power and investment power with respect to the shares of Common Stock into which the 7% Preferred Stock is convertible. Mr. Long is a director of the Company. Brown Brothers has advised the Company that the 1818 Fund is selling its Common Stock because of the advanced term of the 1818 Fund in relation to its planned life.

Prior to September 30, 1996, United owned all of the capital stock of Torch Energy Advisors Incorporated ("Torch Energy") which has rendered administrative services to the Company since the formation of the Company in 1990 pursuant to an administrative services agreement, as amended. Prior to United's sale of Torch Energy on September 30, 1996, Torch Energy distributed to United the shares of Common Stock being registered hereunder. Torch Energy acquired these shares in exchange for properties sold to Nuevo in April 1996. For services rendered in connection with the acquisition of oil and gas properties in California during April 1996, the Company paid Torch Energy a fee of $10 million. Prior to September 30, 1996, J.P. Bryan, a director of the Company, was also a director of Torchmark Corporation. United has advised the Company that it is selling its shares pursuant to its previously announced liquidation of its energy-related investments.

          This Prospectus is not the exclusive means for resale of any Common Stock of the Selling Stockholders registered hereunder. For example, the 1818 Fund may also sell Common Stock owned by it pursuant to Rule 144 under the Securities Act.

                                    EXPERTS

The consolidated financial statements of Nuevo Energy Company as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995, the statements of revenues and direct operating expenses of the Unocal Properties for each of the years in the three-year period ended June 30, 1995, and the statements of revenues and direct operating expenses of the Point Pedernales Properties for each of the years in the three-year period ended June 30, 1995, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Information incorporated by reference in this Prospectus regarding the Company's estimated quantities of oil and gas reserves and the discounted present value of future pre-tax cash flows therefrom is based upon estimates of such reserves and present values prepared by Miller and Lents, Ltd., S. A. Holditch and Associates, Inc., Ryder Scott Company, D.O.R. Engineering Inc., and Poco Oil Co., independent petroleum engineers. Information incorporated in this Prospectus regarding the estimated quantities of oil and gas reserves attributable to the California Properties and the discounted present value of future pre-tax cash flows therefrom is based upon estimates of such reserves and present values prepared by or derived from estimates prepared by Ryder Scott Company. Information incorporated in this Prospectus regarding the estimated quantities of oil and gas reserves attributable to the East Texas Properties and the discounted present value of future pre-tax cash flows therefrom is based upon estimates of such reserves and present values prepared by or derived from estimates prepared by T.J. Smith & Company, Inc. All of such information has been so included herein in reliance upon the authority of such firms as experts in such matters.

                                 LEGAL MATTERS

The validity of the Securities, other than the Trust Securities, offered hereby will be passed upon for the Company by Butler & Binion L.L.P., Houston, Texas, and will be passed upon for any agents, dealers or underwriters by counsel named in the applicable Prospectus Supplement. The validity of the Trust Securities will be passed upon by Richards, Layton & Finger, Wilmington, Delaware, special Delaware counsel to the Company and the Nuevo Trust. If the Securities include any Common Stock of a Selling Stockholder, certain legal matters in connection therewith will be passed upon for such Selling Stockholders by counsel named in the applicable Prospectus Supplement.

                                 PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

          All capitalized terms used and not defined in Part II of this Registration Statement shall have the meanings assigned to them in the Prospectus which forms a part of this Registration Statement.

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The estimated expenses payable by Nuevo Energy Company (the "Company") in connection with the issuance and distribution of the Securities to be registered, other than underwriting discounts and commissions, are as follows:

     Securities Act registration fee..   $79,317
     NASD filing fees.................    26,741
     Rating Agency fees and expenses..       *
     Trustee fees and expenses........       *
     Printing costs...................       *
     Legal fees and expenses..........       *
     Accounting fees and expenses.....       *
     Engineering fees and expenses....       *
     Miscellaneous....................       *

          Total.......................   $   *
                                         =======


--------
* To be completed by amendment.

     All of the foregoing estimated costs, expenses and fees will be borne by the Company.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware, pursuant to which the Company is incorporated, provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative suit or action except actions by or in the right of the corporation if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person has been adjudged liable to the corporation unless the Delaware Court of Chancery or other court in which such action or suit is brought approves such indemnification. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and or purchase indemnity insurance on behalf of its directors and officers. Article Nine of the Certificate of Incorporation of the Company and Article VII the Bylaws of such registrant provide, in general, that the Company may indemnify its officers and directors to the full extent of Delaware law.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)  Exhibit Number and Description.

     1.   Underwriting Agreement.

          1.1   -- Form of Underwriting Agreement **

     2. Plan of acquisition, reorganization, arrangement, liquidation or succession.*

     4. Instruments defining the rights of security holders, including indentures

          4.1   -- Form of Indenture for Senior Debt Securities.**
          4.2 -- Form of Indenture for Subordinated Debt Securities between the Company and Wilmington Trust Company, as trustee.
          4.3   -- Specimen Stock Certificate (incorporated by reference to
                   Exhibit 4.1 to the Company's Registration Statement on Form
                   S-4 (Registration No. 33-33873)).
          4.4   -- Form or forms of Securities**
          4.5   -- Form of Amended and Restated Declaration of Trust of Nuevo
                   Financing I.
          4.6 -- Form of Supplemental Indenture to be used in connection with the issuance of Subordinated Debt Securities and Trust
                   Preferred Securities.**
          4.7 -- Form of Preferred Securities Guarantee for the benefit of the holders of Trust Preferred Securities of Nuevo Financing I.**
          4.8   -- Form of Warrant Agreement.**

     5.   Opinion re legality

          5.1   Opinion of Butler & Binion, L.L.P.**
          5.1 Opinion of Richards, Layton & Finger regarding the validity of the trust issued securities of Nuevo Financing I.**

     8.   Opinion re tax matters.**

     12.  Statement re computation of ratios**

     15.  Letter re unaudited interim financial information*

     23.  Consents of experts and counsel

          23.1  -- Consent of KPMG Peat Marwick LLP
          23.2 -- Consent of Butler & Binion, L.L.P. (included in their opinion filed as Exhibit 5.1)
          23.3 -- Consent of Richards, Layton & Finger (included in their opinion filed as Exhibit 5.2)
          23.4  -- Consent of Miller and Lents, Ltd. **
          23.5  -- Consent of S. A. Holditch and Associates, Inc. **

          23.6  -- Consent of Ryder Scott Company **
          23.7  -- Consent of T. J. Smith & Company, Inc. **
          23.8  -- Consent of D.O.R. Engineering, Inc. **

     24.  Power of attorney

          24.1  -- Included on page II-5 of this Registration Statement.

     25.  Statement of eligibility of trustee

          25.1  -- Form T-1 Statement of Eligibility under the Trust Indenture
                   Act of 1939 of the trustee under the Senior Debt Indenture.**
          25.2  -- Form T-1 Statement of Eligibility under the Trust Indenture
                   Act of 1939 of Wilmington Trust Company, as trustee under the Subordinated Debt Indenture.* *
          25.3  -- Form T-1 Statement of Eligibility under the Trust Indenture
                   Act of 1939 of Wilmington Trust Company, as trustee under the Amended and Restated Declaration of Trust of Nuevo Financing
                   I.**
          25.4  -- Form T-1 Statement of Eligibility under the Trust Indenture
                   Act of 1939 of Wilmington Trust Company, as trustee under the Preferred Securities Guarantee of Nuevo Energy Company for the benefit of the holders of Trust Preferred Securities of Nuevo Financing I.**

     26.  Invitations for competitive bids*

     27.  Financial Data Schedule

     99.  Additional Exhibits*
-----------------

 * Inapplicable to this filing
** To be filed as an amendment to this Registration Statement or as an exhibit to a Current Report of the Company of Form 8-K and incorporated herein by reference.

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if , in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, That paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that claims for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 15th day of November, 1996.

                                   NUEVO ENERGY COMPANY



                                   By: /s/ Michael D. Watford
                                      ________________________________________
                                       Michael D. Watford
                                       President, Chief Executive Officer, and
                                       Chief Operating Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael D. Watford and Robert M. King, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including amendments that register additional securities of the same class to be declared effective in accordance with Rule 462(b) promulgated under the Securities Act of 1933 and post-effective amendments) to this Registration Statement and any new Registration Statement that registers additional securities in accordance with said Rule 462, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

        NAME                      TITLE                              DATE


---------------------------  Chairman; Director               November   , 1996
J. P. Bryan

/s/ Michael D. Watford       Director, Chief Executive
---------------------------  Officer, President, Chief        November 15, 1996
Michael D. Watford           Operating Officer (Principal
                             Executive Officer)



/s/ Robert M. King           Vice President-Chief Financial
---------------------------  Officer (Principal Financial     November 15, 1996
Robert M. King               and Accounting Officer)




/s/ Robert L. Gerry, III     Director                         November 15, 1996
---------------------------
Robert L. Gerry, III

/s/ Robert H. Allen          Director                         November 15, 1996
---------------------------
Robert H. Allen

/s/ Isaac Arnold, Jr.        Director                         November 15, 1996
---------------------------
Isaac Arnold, Jr.

                             Director                         November   , 1996
---------------------------
T. Michael Long

/s/ John B. Connally, III    Director                         November 15, 1996
---------------------------
John B. Connally, III

                             Director                         November   , 1996
---------------------------
James T. Hackett

/s/ Gary R. Petersen         Director                         November 15, 1996
---------------------------
Gary R. Petersen
/s/ Thomas D. Barrow
---------------------------  Director                         November 15, 1996
Thomas D. Barrow


                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 15th day of November, 1996.

                         NUEVO FINANCING I, a Delaware business
                                trust

                         By:  NUEVO ENERGY COMPANY, as
                                Depositor



                         By: /s/ Michael D. Watford
                            ___________________________________
                             Michael D. Watford
                             President, Chief Executive Officer, and
                             Chief Operating Officer